B. Riley Financial Completes Acquisition of United Online

LOS ANGELES, CA – July 1, 2016 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, has completed the acquisition of United Online, Inc. (NASDAQ: UNTD), an Internet access and services provider.

B. Riley Financial acquired United Online for $11.00 per share in a transaction valued at approximately $170 million.

As part of the transaction, Robert J. (Rusty) Taragan will be rejoining United Online as its CEO. Rusty previously spent 15 years at United Online, and its predecessor company NetZero, most recently as the President of its Communications Segment.

“The acquisition of United Online is consistent with our plan of making financially prudent acquisitions that provide outsized risk-adjusted returns,” said Bryant Riley, Chairman and CEO of B. Riley Financial. “We look to benefit from the experience of United Online’s seasoned employees and the company’s ability to achieve predictable recurring revenue and EBITDA, while operating the business to maximize free cash flow for distribution to our shareholders.”

“This acquisition represents an investment model we intend to replicate over the long term—namely, purchasing companies with complex business dynamics in challenging or mature industries and then implementing operational changes to generate attractive returns. By leveraging B. Riley Financial’s broad platform of services and capabilities, we believe we are ideally positioned to capitalize on additional investment opportunities like United Online.”

About United Online®

United Online, Inc., through its operating subsidiaries, provides consumer subscription services and products, consisting of internet access services and devices, including dial-up, mobile broadband, DSL, e-mail, Internet security, and web hosting services, under the NetZero and Juno brands. United Online is headquartered in Woodland Hills, CA. For more information, visit www.unitedonline.net.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC, a leading provider of advisory and valuation services, and asset disposition and auction solutions; B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

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Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding the acquisition and future financial performance, as well as statements regarding how management sees opportunities to grow and broaden the firm. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all; our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, the timing of completion of significant engagements, and those risks described from time to time in B. Riley Financial's filings with the SEC, including, without limitation, the risks described in B. Riley Financial's (f/k/a Great American Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2015 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

B. Riley Financial Investor Contact:

Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
RILY@liolios.com